As filed with the Securities and Exchange Commission on June 1, 2005
                                                   Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                                  BUNGE LIMITED
             (Exact name of registrant as specified in its charter)

            Bermuda                                      98-0231912
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                                 50 Main Street
                             White Plains, NY 10606
          (Address of principal executive offices, including zip code)

                          -----------------------------

           BUNGE LIMITED NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN
                       BUNGE LIMITED EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                 Carla L. Heiss
                            Assistant General Counsel
                                  Bunge Limited
                                 50 Main Street
                             White Plains, NY 10606
                                 (914) 684-2800
 (Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
------------------------------------------ ------------------------ ------------------- ------------------- ---------------

           Title of Securities                  Amount to be         Proposed Maximum    Proposed Maximum     Amount of
            to be Registered                    Registered(1)         Offering Price        Aggregate       Registration
                                                                     Per Common Share   Offering Price (2)       Fee
                                                                           (2)
------------------------------------------ ------------------------ ------------------- ------------------- ---------------
Common Shares, par value $0.01 per share          135,000(3)             $59.69             $8,058,150           $948.44
                                                1,900,000(4)             $59.69           $113,411,000        $13,348.47
                                           ------------------------                     ------------------- ---------------
                                                2,035,000                                 $121,469,150        $14,296.91
------------------------------------------ ------------------------ ------------------- ------------------- ---------------
Series A Preference Share Purchase                   N/A                   N/A                 N/A               N/A
  Rights(5)
------------------------------------------ ------------------------ ------------------- ------------------- --------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (this "Registration Statement") shall also cover any additional common shares of Bunge Limited (the "Registrant"), par value $0.01 (the "Common Shares") that may become issuable under the Registrant's Non-Employee Directors' Equity Incentive Plan and the Bunge Limited Equity Incentive Plan (together, the "Plans") in the event of certain changes in the issued and outstanding Common Shares, including, by reason of any mergers, amalgamations, stock dividends, bonus issues, stock splits, subdivisions, recapitalizations or any other similar transactions or similar transactions effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares.

(2) In accordance with Rules 457(c) and 457(h) under the Securities Act, the Registration Fee, the Proposed Maximum Offering Price Per Common Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices of the Common Shares reported on the New York Stock Exchange ("NYSE"), consolidated reporting system, on May 25, 2005.

(3) Represents shares available for issuance under the Bunge Limited Non-Employee Directors' Equity Incentive Plan.

(4) Represents shares available for issuance under the Bunge Limited Equity Incentive Plan.

(5) Represents a right of the holder of each Common Share to purchase a fraction of a Series A Preference Share of the Registrant. No value is attributable to a right.

                                     Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*




-------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents that the Registrant has filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed by the Registrant with the Commission on March 16, 2005;

     (b) The Registrant's Proxy Statement on Schedule 14A, filed by the Registrant with the Commission on April 15, 2005;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed by the Registrant with the Commission on May 10, 2005;

     (d) The Registrant's Current Reports on Form 8-K, filed with the Commission on (i) March 1, 2005 and (ii) May 24, 2005; and

     (e) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A (Registration No. 333-65026), filed by the Registrant with the Commission on July 30, 2001 (the "Form 8-A"), except to the extent that such description has been superseded by the description set forth in the (i) Registration Statement on Form F-1, as amended (Registration No. 33-181322), filed by the Registrant with the Commission on March 8, 2002 and (ii) Registration Statement on Form F-3, as amended (Registration No. 333-114973), filed by the Registrant with the Commission on May 14, 2004.

          In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. These documents include periodic reports, such as Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this Registration Statement). Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          None.

Item 6.   Indemnification of Directors and Officers.

          The Registrant is a Bermuda exempted company. Section 98 of the Companies Act 1981 of Bermuda (the "Companies Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

          The Registrant has adopted provisions in its bye-laws that provide that the Registrant shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Registrant's bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Registrant, against any of the Registrant's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. The indemnification provided in the bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided such rights do not extend to his or her fraud or dishonesty.

          Section 98A of the Companies Act permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Registrant may otherwise indemnify such officer or director.

          The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors, secretaries and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and
(b) to the Registrant with respect to payments which may be made by the Registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index.

Item 9.   Undertakings.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York on June 1, 2005.


                                  BUNGE LIMITED



                                  By:    /s/ Alberto Weisser
                                      ----------------------------------
                                      Name:  Alberto Weisser
                                      Title: Chief Executive Officer and
                                             Chairman of the Board of Directors

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes Alberto Weisser, William M. Wells and T.K. Chopra, as attorney-in-fact and agent jointly and severally, each with full powers of substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, and to file the Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Common Shares of the Registrant and any and all amendments (including post-effective amendments) to the Registration Statement with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on June 1, 2005 by the following persons in the capacities indicated.



Name and Signature                            Capacity

/s/ Alberto Weisser                           Chief Executive Officer and
------------------------                      Chairman of the Board of Directors
Alberto Weisser                               (Principal Executive Officer)

/s/ William M. Wells                          Chief Financial Officer
------------------------                      (Principal Financial Officer)
William M. Wells

/s/ T.K. Chopra                               Controller
------------------------                      (Principal Accounting Officer)
T.K. Chopra


/s/ Jorge Born, Jr.                           Deputy Chairman of the Board of
------------------------                      Directors
Jorge Born, Jr.


/s/ Ernest G. Bachrach                        Director
------------------------
Ernest G. Bachrach


/s/ Enrique H. Boilini                        Director
------------------------
Enrique H. Boilini

/s/ Michael H. Bulkin                         Director
------------------------
Michael H. Bulkin


/s/ Octavio Caraballo                         Director
------------------------
Octavio Caraballo


/s/ Francis Coppinger                         Director
------------------------
Francis Coppinger


/s/ Bernard de La Tour d'Auvergne Lauraguais  Director
--------------------------------------------
Bernard de La Tour d'Auvergne Lauraguais


/s/ William Engels                            Director
------------------------
William Engels


/s/ Carlos Braun Saint                        Director
------------------------
Carlos Braun Saint


/s/ Paul H. Hatfield                          Director
------------------------
Paul H. Hatfield

                                  EXHIBIT INDEX


Exhibit        Description                                                Page
Number         -----------                                                ----
-------
  4.1          Memorandum of Association of the Registrant
               (previously filed as an exhibit to the
               Registration Statement on Form F-1 (Registration
               No. 333-65026), filed by the Registrant with the Commission on July 13, 2001 and incorporated herein by reference).

 *4.2          Registrant's Bye-laws (Amended as of May 27,2005).

  4.3          Bunge Limited Non-Employee Directors' Equity
               Incentive Plan (Amended and Restated as of
               February 25, 2005) (previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed by the Registrant with the Commission on March 16, 2005 and incorporated herein by reference).

  4.4 Bunge Limited Equity Incentive Plan (Amended and Restated as of March 12, 2004) (previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed by the Registrant with the Commission on July 7, 2004 and incorporated herein by reference).

  4.5 Amended and Restated Rights Agreement, dated as of May 30, 2003, between Bunge Limited and Mellon Investor Services LLC (previously filed as an exhibit to the Registrant's Form F-3 (No. 333-106182) filed by the Registrant with the Commission on July 9, 2003 and incorporated herein by reference).

 *5.1 Opinion of Conyers Dill & Pearman as to the legality of the shares being registered.

*23.1 Consent of Deloitte & Touche LLP, independent auditors of the Registrant.

*23.2 Consent of Conyers Dill & Pearman (contained in their opinion filed as Exhibit 5.1 herein).

*24            Powers of Attorney (included on signature pages).

                                       12
*  Filed herewith.